SCHEDULE 14A
(Rule 14a-101)
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Chico’s FAS, Inc.

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This Supplement is being provided to update the biographical information of Bonnie R. Brooks under “Election of Directors” on page 11 of the definitive proxy statement (the “Proxy Statement”) filed by Chico’s FAS, Inc. (the “Company”) on June 6, 2016 with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for July 21, 2016 (the “Annual Meeting”). The Proxy Statement indicated that Ms. Brooks, one of the nominees to the Company’s Board of Directors (the “Board”) recommended by the Board for election at the Annual Meeting, was serving as the Vice Chair of Hudson’s Bay Company. This Supplement is being provided to inform you that on July 6, 2016, Hudson’s Bay Company announced that Ms. Brooks is retiring from her role as Vice Chair on December 31, 2016.

In addition, the following materials may be provided to stockholders of the Company:

Chico’s FAS, Inc. 11215 Metro Parkway Fort Myers, Florida 33966 (239) 277-6200

Chico’s FAS, Inc. Issues Statement to Set Facts Straight

Hudson’s Bay Company Is Not a Competitor to Chico's FAS or Any of Its Brands

Barington’s Focus on Bonnie Brooks is Purely a Red Herring

Fort Myers, FL - July 7, 2016 - Chico's FAS, Inc. (NYSE: CHS) issued the statement below in response to a release and “opinion” commissioned and issued by The Barington Group (“Barington”), which indicates that it and its affiliates own approximately 0.92% of the Company’s outstanding shares and own derivatives potentially convertible into another approximately 850,000 shares or 0.64% of the Company’s outstanding shares. The majority of such derivatives were purchased within the past six months and at least 650,000 of them are out-of-the-money call options.

As we have been clear about all along, neither Hudson’s Bay Company nor any of the department stores within its portfolio are competitors in any practical sense to Chico's FAS or any of its brands. The issue of any potential conflict for either of the Company’s two new independent director candidates was considered by the Chico’s FAS Board of Directors prior to the candidates’ nomination.

Independent third party analysis from Applied Predictive Technologies (APT), a leading business analytics firm, has found that Hudson’s Bay's stores are not competitively relevant to the Chico's FAS brands in terms of geographic proximity or demographic profile. Chico’s FAS brands serve different price points, different geographic areas and different consumer demographics. Contrary to the selective examination published by Barington, APT’s analysis shows that Lord & Taylor and Saks Fifth Avenue stores are generally located in significantly different demographic areas than the Chico’s FAS brands stores, with the Hudson’s Bay concepts skewing towards higher population density, higher home value and higher incomes, among other differing attributes.

Further, instead of relying on information from 2009, using current data and information, the Company’s own customer analyses, customer surveys, shop-along experiences, and visits to customer homes and their closets to better understand the shopping habits of our consumers, show that Chico’s FAS customers overwhelmingly do not shop at Hudson’s Bay's stores. In fact, these stores represent only 1.3% of our customers’ apparel spend. Notably, the “opinion” published by Barington fails to take into account any share of wallet analysis, including that published by the Company, which shows where customers actually shop, not just where they theoretically could. Commissioned academic studies aside, we believe actual knowledge of a customer’s buying patterns more effectively informs a value enhancing business strategy.

Barington also ignores the announcement from Hudson’s Bay Company yesterday that Bonnie Brooks is retiring from her role as nonexecutive Vice Chairman, which we believe takes Barington’s red herring issue completely off the table and permits shareholders to focus on the real issue in this contest: who will best deliver value to Chico’s FAS shareholders.

We believe Barington’s attempt to replace Bonnie Brooks’ superior expertise with less qualified, outdated candidates is as irresponsible as Barington’s brick and mortar store growth strategy. Indeed, Barington continues to suggest candidates whose outdated experience is out of touch with how consumers shop today and the current retail environment.

In contrast to Barington’s less qualified candidates, Ms. Brooks brings more than 30 years of global executive leadership experience in retail and merchandising, including having led three major international department store turnarounds. Digital marketing and ecommerce have been major elements of Ms. Brooks’ formula for success and turnaround work over the past decade, including implementing an entirely new ecommerce site and digital marketing capability while Chief Executive Officer and President of Hudson’s Bay department stores.

We believe that with our new Chief Executive Officer and President and refreshed Board, we have world-class leaders - and the right four director nominees - with the skills and expertise to continue executing on our new plan.

Neither of Barington’s proposed candidates has expertise equivalent to any of the Board’s four nominees. We believe that replacing any of the Board’s superior nominees with any one of Barington’s less qualified candidates would jeopardize the progress we are making and that Barington’s need to focus solely on Ms. Brooks further demonstrates its lack of ideas and vision for Chico’s FAS.

ABOUT CHICO'S FAS, INC.
The Company, through its brands - Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of April 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Additional Information

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

Contacts:

Investors:
Jennifer Powers
Vice President - Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer M. Shotwell / Jonathan E. Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Leigh Parrish / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449